Exhibit 3.445

	Mail to: Secretary of State	For office use only 001
Please include a typed	Corporations Section	[ILLEGIBLE]
self-addressed envelope	1560 Broadway, Suite 200	20001061799 C
	Denver, CO 80202	$ 65.00
MUST BY TYPED	(303) 894-2251	SECRETARY OF STATE
FILING FEE: $50.00	Fax (303) 894-2242	03-27-2000 11:50:36
MUST SUBMIT TWO COPIES
ARTICLES OF INCORPORATION
Corporation Name Denver RL North, Inc.
Principal Business Address            15880 N. Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260
(Include City, State, Zip)
Cumulative voting shares of stock is authorized.            Yes ☐ No ☑
If duration is less than perpetual enter number of years
Preemptive rights are granted to shareholders.            Yes ☐ No ☑
Stock information: (If additional space is needed, continue on a separate sheet of paper.)
Stock Class Common            Authorized Shares 1,000            Par Value $0.01
Stock Class                           Authorized Shares                      Par Value
The name of the initial registered agent and the address of the registered office is: (If another corporation, use last name space)
Last Name The Corporation Company           First & Middle Name
Street Address 1675 Broadway, Denver, Colorado 80202
(Include City, State, Zip)
The undersigned consents to the appointment as the initial registered agent.
Signature of Registered Agent       By: [ILLEGIBLE]
These articles are to have a delayed effective date of:
Incorporators: Names and addresses: (If more than two, continue on a separate sheet of paper.)

NAME	ADDRESS
Steven M. Helm	15880 N. Greenway-Hayden Loop, Ste, 100,

Scottsdale, AZ 85260

Incorporators who are natural persons must be 18 years or more. The undersigned, acting as incorporator(s) of a corporation under the Colorado Business Corporation Act, adopt the above Articles of Incorporation.

Signature	/s/ Steven M. Helm	Signature

* * * * *
STATEMENT
OF
SOLE INCORPORATOR
OF
DENVER RL NORTH, INC.
* * * * *
     The articles of incorporation of this corporation having been filed in the office of the Secretary of State of Colorado, the undersigned, being the sole incorporator named in said articles, does hereby state that the following actions were taken on this day for the purpose of organizing this corporation:
1.	The following persons were elected as directors to hold office until the first annual meeting of stockholders or until their respective successors are duly elected and qualified:
James Eng
Donald W. Slager
G. Thomas Rochford, Jr.
2.	The board of directors was authorized, in its discretion, to issue the shares of the capital stock of this corporation to the full amount or number of shares authorized by the articles of incorporation, in such amounts and for such consideration as from time to time shall be determined by the board of directors and as may be permitted by law.
Dated: March 27, 2000.

/s/ Steven M. Helm
Steven M. Helm
Sole Incorporator